                                                                    EXHIBIT 99.1

(HEALTHSPRING LOGO)


Company Contact:  J. Gentry Barden, Esq.
                  Senior Vice President & General Counsel
                  HealthSpring, Inc.
                  (615) 401-4531


               HEALTHSPRING, INC. REPORTS 2006 FIRST QUARTER RESULTS; INCREASES 2006 GAAP EPS GUIDANCE TO $1.05 TO $1.12

NASHVILLE, Tenn. (May 10, 2006) - HealthSpring, Inc. (NYSE:HS) today announced its results for the first quarter ended March 31, 2006. 2006 first quarter highlights included:

o Medicare Advantage members increase to 104,106 at March 31, 2006; up 46.5% year over year;

o 2006 first quarter total revenue of $306.6 million; an increase of 69.4% over the combined 2005 first quarter;

o MLRs for Medicare Advantage (non-Part D) plans decreased to 77.5% for the 2006 first quarter; improving by 236 basis points over 2005 first quarter and by 84 basis points over 2005 fourth quarter; and

o Cash and cash equivalents at quarter end of $264.7 million and no long-term debt.

Commenting on 2006 first quarter results, Herb Fritch, Chairman, President, and Chief Executive Officer, said, "We continue to be pleased with the fundamental earnings power of our business and see many opportunities for earnings growth, both organically and through opportunistic acquisitions. Our first quarter experience in managing medical costs reflects our continuing ability to align our interests with our physician partners and maintain disciplined benefit design. We are particularly pleased with our medical cost trends, the primary driver of our profitability, and the expected sustainability of these trends for the balance of 2006. Accordingly, we are raising our 2006 EPS guidance."

FIRST QUARTER RESULTS

HealthSpring, Inc. ("HealthSpring" or the "Company") completed a recapitalization, which was accounted for as a purchase, of NewQuest, LLC (its "Predecessor") on March 1, 2005, resulting in the Predecessor becoming a wholly owned subsidiary of HealthSpring. The information included in this release compares results for HealthSpring for the first quarter ended March 31, 2006, to the combined results of the Predecessor for the two months ended February 28, 2005, and for HealthSpring for the one-month period from March 1, 2005 to March 31, 2005. Per share amounts for the first quarter of 2005 are not comparable with 2006 first quarter results because the ownership of the Predecessor was composed of member units and HealthSpring ownership is represented by common stock and common stock equivalents.

On January 1, 2006, the Company began offering prescription drug benefits in accordance with Medicare Part D, in addition to continuing to provide medical benefits, to its Medicare Advantage plan members. HealthSpring sometimes refers to these plans after January 1, 2006, collectively as Medicare Advantage plans and separately as "MA-only" (in other words, without prescription drug benefits) and "MA-PD" (with prescription drug benefits) plans. As of January 1, 2006, the Company also began offering prescription drug benefits on a stand-alone basis in accordance with Medicare Part D. HealthSpring refers to these as "stand-alone PDP" or "PDP" plans. Accordingly, as of January 1, 2006, HealthSpring is reflecting its membership by distinguishing between


                                     -MORE-

HS Reports First Quarter Results
Page 2
May 10, 2006

Medicare Advantage and PDP plans and the Company's financial results, including premium revenue and medical expense, by distinguishing between Medicare (without Part D) and Part D.

Net income available to common stockholders for the quarter ended March 31, 2006, calculated in accordance with U.S. generally accepted accounting principles, or GAAP, was $6.6 million, or $0.14 per share (on a basic and fully diluted basis). First quarter results include an after-tax charge for stock compensation expense measured in accordance with FAS 123(R) of $430,000, or approximately $0.01 per basic and fully diluted share.

First quarter results also reflect the effects of Part D prescription drug benefits, which were provided to Medicare beneficiaries for the first time on January 1, 2006. Due to the fact that Part D benefit costs are disproportionately higher in the first half of the contract year under the benefit design and because premiums are recognized ratably, HealthSpring expects to record net losses during the first portion of the year, which it expects will be offset by net income later in the year. The Company expects its full year results to reflect a net profit related to Part D. First quarter results include a pre-tax net loss for Part D of $5.6 million. The first quarter Medicare Part D loss includes a pre-tax charge of $8.1 million for medical expenses, net of related manufacturers' rebates, paid for persons who were not members of a HealthSpring plan and for which HealthSpring will seek reimbursement pursuant to CMS's recently announced process for "plan-to-plan reconciliation." The Company has not recorded any reimbursement during the three months ended March 31, 2006.

Net income available to members of the Predecessor for the two months ended February 28, 2005, was $2.7 million and net income available to common stockholders for the Company for the one month ended March 31, 2005 was $0.3 million. Consequently, combined net income available to common stockholders and members for the combined three months ended March 31, 2005, which is not a GAAP measurement, was $3.0 million. Combined 2005 results are reconciled to GAAP for the two months of the Predecessor and the one month of HealthSpring on page 10 of this release.

The Company completed its initial public offering of common stock on February 8, 2006, the proceeds of which were used to pay off all outstanding debt. The Company's preferred stock and all of its remaining minority interests were converted into common stock in conjunction with the IPO. On a pro-forma basis, assuming the IPO had occurred on January 1, 2006, the fully diluted net income per share for the 2006 first quarter would have been $0.24. The pro-forma EPS results are reconciled to first quarter GAAP net income in the "Supplemental Information" section herein.

FIRST QUARTER HIGHLIGHTS
($ in thousands)

                              THREE MONTHS ENDED
                                   MARCH 31,
                              ------------------      PERCENT
                                2006       2005       CHANGE
                              --------   --------     -------
Premium revenue               $298,921   $175,108        70.7
Total revenue                  306,622    180,958        69.4
Medical expense                247,372    139,090        77.9
Adjusted SG&A                   34,609     22,451(1)     54.2
Adjusted EBITDA (2)             24,748     19,417        27.5

---------

(1) Adjusted from combined SG&A of $29,392 to exclude $6,941 of expense relating to the Company's recapitalization on March 1, 2005.

(2) See "Supplemental Information" below and the accompanying reconciliation of HealthSpring's and the Predecessor's non-GAAP Adjusted EBITDA to GAAP Net Income.

                                     -MORE-

HS Reports First Quarter Results
Page 3
May 10, 2006


Medicare Revenue

o Medicare Advantage plan membership increased to 104,106 during the first quarter and by 33,066, or 46.5%, year over year.

o Medicare premiums (not including Part D) were $220.8 million for the 2006 first quarter, reflecting an increase of 53.2% over the 2005 first quarter.

o Medicare Part D premiums were $45.9 million for the 2006 first quarter. This amount reflects a reduction related to CMS's risk corridor payment adjustment based on HealthSpring's Part D experience to date.

o Medicare premiums (including Part D) represented 89.2% of total premium revenue and 87.0% of total revenue for the 2006 first quarter.

o Medicare (other than Part D) PMPM premiums averaged $715.64 in first quarter 2006, reflecting an increase of 2.8% over the prior year's first quarter. Part D PMPM premiums received from CMS for the 2006 first quarter averaged $87.44 for MA-PD members and $105.96 for stand-alone PDP members.

Commercial Revenue

o Commercial membership was 39,550 at March 31, 2006, a slight decline compared to membership of 40,431 at the end of the 2005 first quarter.

o Commercial premiums were $32.2 million for the 2006 first quarter, reflecting an increase of 4.1% compared with the 2005 first quarter, primarily attributable to a 7.0% increase in PMPM rates to $270.93.

Medical Expense

o Medicare Advantage medical loss ratio, or MLR, excluding Part D expense, was 77.5% for the 2006 first quarter, reflecting an improvement of 236 basis points compared with the prior year's first quarter and an improvement of 84 basis points over the 2005 fourth quarter.

o Medicare Part D MLR was 107.3% for the 2006 first quarter. It includes approximately $8.1 million in prescription drug costs, net of related manufacturers' rebates, incurred by us for members of other plans, for which we may be reimbursed as a result of a reconciliation process being proposed by CMS. Excluding this charge, Medicare Part D MLR would have been 89.6%.

o    Commercial MLR was 83.6% for the 2006 first quarter.

o The 2006 first quarter reflects favorable prior period reserve development, or PPRD, of $12.9 million, compared to favorable PPRD of $6.2 million in the 2005 first quarter.

Adjusted SG&A

o Represented 11.3% of total revenue in the 2006 first quarter as compared with 12.4% in the comparable prior year period and 14.1% in the fourth quarter of 2005.

o Increased in 2006 by $12.2 million, or by 54.2%, over the 2005 first quarter, as adjusted, primarily as a result of growth, geographic expansion, implementation of Part D, and public company expenses.

BALANCE SHEET HIGHLIGHTS

o At March 31, 2006, the Company's cash and cash equivalents were $264.7 million, $12.7 million of which was held at unregulated subsidiaries. This amount includes approximately $46.9 million of advances from CMS for reinsurance payments and low income cost subsidies for which we assume no risk, and which is accounted for as funds held for the benefit of members on our balance sheet, and $87.4 million for the early receipt of the April premium.

o Net cash provided by operating activities (adjusting for the early premium payment) for the 2006 first quarter was $22.4 million, or 2.6x net income.


                                     -MORE-

HS Reports First Quarter Results
Page 4
May 10, 2006

o Days in claims payable was 36 at the end of the 2006 first quarter compared with 40 at the end of 2005 and 37 at the end of the 2005 first quarter. The decrease in the days claims payable is primarily related to Part D claims, which have an inherently shorter pay cycle than our Medicare Advantage and commercial lines of business.

REVISED 2006 GUIDANCE

o Membership: The Company estimates that its MA-only and MA-PD membership will be in the range of 112,000 to 117,000 by the end of 2006. HealthSpring estimates that PDP membership will average between 80,000 and 90,000 lives during the year. Commercial lives are projected to be 28,000 to 30,000 at year end.

o Revenue: The Company maintains its estimate that 2006 total revenue will be between $1.25 billion and $1.35 billion, with approximately 90% of total revenue for the year attributable to Medicare Advantage and Part D premiums. Based on MA-PD and PDP membership estimates, the Company believes Part D premium revenue will account for approximately $200.0 million of total revenue.

o MLRs: The Company is revising its projections for Medicare (without Part D) MLRs to range between 78.5% and 79.5% for the full year, and maintaining its Part D and Commercial MLRs at approximately 90.0% and 83%-84%, respectively. As previously indicated, Part D medical expenses are expected to be higher, as a percent of premiums, in the first half of the year.

o EPS: The Company is increasing its estimate of GAAP earnings per share for 2006 to be in the range of $1.05 to $1.12. On a non-GAAP pro-forma basis (assuming the IPO took place on January 1, 2006) the 2006 EPS range would be $1.12 to $1.19, after adjusting in the first quarter for the elimination of preferred dividends, minority interest and tax expense, and adding incremental FAS 123(R) compensation expense. See "Supplemental Information"
     Note 3 herein.

CONFERENCE CALL

A live audio webcast of the conference call regarding first quarter results will begin at 11:00 a.m. ET today (May 10, 2006). The public may access the conference call through HealthSpring's website, www.myhealthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing
(913) 312-1295, confirmation number 9315554. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue for 30 days.

ABOUT HEALTHSPRING, INC.

HealthSpring, Inc. is one of the largest managed care organizations in the United States whose primary focus is the Medicare Advantage market. The Company currently owns and operates Medicare Advantage and stand-alone Medicare prescription drug plans in Tennessee, Texas, Alabama, Illinois, and Mississippi. In addition, the Company uses its infrastructure and provider networks in Tennessee and Alabama to offer commercial health plans to employer groups.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends such statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as "anticipates," "believes," "could," "estimates," "expects," "intends,"

                                     -MORE-

HS Reports First Quarter Results
Page 5
May 10, 2006

"may," "plans," "potential," "predicts," "projects," "should," "will," "would," and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Additional information concerning important risks and uncertainties can be found under the headings "Special Note Regarding Forward-Looking Statements" and "Item 1A. - Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update any forward-looking statement publicly, or to update the reasons actual results could differ materially from those predicted in any forward-looking statement, even if new information becomes available in the future.

SUPPLEMENTAL INFORMATION

The Company believes that the non-GAAP measures used in this release, when presented in conjunction with comparable GAAP measures, are useful to both management and investors in analyzing financial and business trends regarding the Company's ongoing business and operating performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, items prepared in accordance with GAAP.

This press release includes a presentation of the following non-GAAP financial measures:

1) Combined results of operations of the Predecessor from January 1, 2005 through February 28, 2005, and of the Company from March 1, 2005 through March 31, 2005, which is not a financial measure recognized under GAAP. The Company has included this non-GAAP financial measure because it believes that it permits a more meaningful comparison of the Company's operating performance between the periods presented. See "Condensed Consolidated Statement of Income Information" herein on page 10.

2) The following table adjusts GAAP net income available to common stockholders to give pro-forma effect to the IPO as if it occurred on January 1, 2006:

(in 000's)
Net income available to common stockholders                $ 6,552
Adjustments:
     Preferred dividends                                     2,021
     Minority interest (after tax)                             190
     Pre-IPO interest expense (after tax)                    5,214
     Incremental FAS 123(R) expense (after tax)               (231)
                                                           -------
     Pro-forma net income                                  $13,746
                                                           =======

Weighted average shares outstanding assuming a
     January 1, 2006 IPO                                    57,400
                                                           =======

Non-GAAP pro-forma EPS                                     $  0.24
                                                           =======

                                     -MORE-

HS Reports First Quarter Results
Page 6
May 10, 2006


3) The following table adjusts projected GAAP EPS to projected pro-forma EPS, giving pro-forma effect to the IPO as if it had occurred on January 1, 2006:

                                                               GAAP                        PRO-FORMA
                                                     -----------------------        -----------------------
(in 000's)
Net income available to common stockholders          $57,250    -    $61,331        $57,250    -    $61,331

Adjustments:
     Preferred dividends                                                                     2,021
     Minority interest (after tax)                                                            190
     Pre-IPO interest expense (after tax)                                                    5,214
     Incremental FAS 123(R) expense (after tax)                                              (231)
                                                                                    -----------------------
        Pro-forma net income                                                        $64,453  -      $68,534

     Weighted average shares outstanding for year             54,760                         57,400

     EPS                                              $1.05     -     $1.12          $1.12     -     $1.19

4) The Company uses Adjusted EBITDA, or adjusted earnings before interest, taxes, depreciation, amortization, and minority interest, to assess business performance among its health plans and related management companies. Although some excluded items may recur, management believes that this measure provides a more useful comparison of its business performance from period to period.

     The following tables provide a reconciliation of Adjusted EBITDA as used in this release to net income before preferred dividends calculated in accordance with GAAP.

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                           -------------------
                                                            2006         2005
                                                           -------     -------
Net income before preferred dividends                      $ 8,573     $ 4,576
Plus: income tax expense                                     5,088       3,745
Plus: interest expense                                       8,361       1,649
Plus: depreciation and amortization                          2,423       1,175
                                                           -------     -------
EBITDA                                                      24,445      11,145
                                                           -------     -------

Plus: transaction expenses (a)                                  --       6,941
Plus: minority interest                                        303       1,331
                                                           -------     -------
Adjusted EBITDA                                            $24,748     $19,417
                                                           =======     =======

(a) Transaction expenses represent transaction costs that were expensed during the two-month period ended February 28, 2005.


                                     -MORE-

HS Reports First Quarter Results
Page 7
May 10, 2006

                       HEALTHSPRING, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION
                      MARCH 31, 2006 AND DECEMBER 31, 2005
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                   MARCH 31,     DECEMBER 31,
                                                                     2006            2005
                                                                 ------------    ------------
                                     ASSETS

Current Assets:
     Cash and cash equivalents                                   $    264,707    $    110,085
     A/R, net of allowance for doubtful accounts                       19,995           7,248
     Investment securities available for sale                           8,594           8,646
     Current portion of investment securities held to maturity         14,900          14,313
     Deferred income tax asset                                         10,225           5,778
     Prepaid expenses and other assets                                  4,700           3,148
                                                                 ------------    ------------

     Total current assets                                             323,121         149,218
Investment securities held to maturity, less current portion           22,894          22,993
Property and equipment, net                                             4,247           4,287
Goodwill                                                              341,619         315,057
Intangible assets, net                                                 86,825          87,675
Investment in and receivable from unconsolidated affiliate              1,576           1,469
Deferred financing fee                                                     --           5,487
Restricted investments                                                  6,726           5,652
                                                                 ------------    ------------

     Total assets                                                $    787,008    $    591,838
                                                                 ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
     Medical claims liability                                    $     99,768    $     82,645
     Current portion of long-term debt                                     --          16,500
     A/P and accrued expenses                                          21,603          17,408
     Deferred revenue                                                  87,424             365
     Funds held for the benefit of members                             46,923              --
     Other current liabilities                                          2,287             362
                                                                 ------------    ------------

     Total current liabilities                                        258,005         117,280
Long-term debt, less current portion                                       --         172,026
Deferred tax liability                                                 30,058          29,782
Other long-term liabilities                                               308             316
                                                                 ------------    ------------

     Total liabilities                                                288,371         319,404
                                                                 ------------    ------------

Minority Interest                                                          --          11,890
                                                                 ------------    ------------

Stockholders' Equity:
     Preferred stock                                                       --               2
     Common stock                                                         573             322
     Additional paid in capital                                       480,613         249,317
     Retained earnings                                                 17,495          10,943
     Treasury Stock                                                       (44)            (40)
                                                                 ------------    ------------

     Total stockholders' equity                                       498,637         260,544
                                                                 ------------    ------------

     Total liabilities and stockholders' equity                  $    787,008    $    591,838
                                                                 ============    ============

                                     -MORE-

HS Reports First Quarter Results
Page 8
May 10, 2006

                       HEALTHSPRING, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENT OF INCOME INFORMATION
               FOR THE THREE-MONTHS ENDED MARCH 31, 2006 AND 2005
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                         2006           2005
                                                      ----------    ----------
Revenue:                                                            (Combined)
   Premium:
     Medicare                                         $  266,687    $  144,152
     Commercial                                           32,234        30,956
                                                      ----------    ----------

        Total premium revenue                            298,921       175,108
   Management and fee revenue                              5,635         5,110
   Investment income                                       2,066           740
                                                      ----------    ----------

     Total revenue                                       306,622       180,958
                                                      ----------    ----------

Operating Expenses:
   Medical Expense:
     Medicare                                            220,433       115,160
     Commercial                                           26,939        23,930
                                                      ----------    ----------

        Total medical expenses                           247,372       139,090
   Selling, general and administrative                    34,609        29,392
   Depreciation and amortization                           2,423         1,175
   Interest                                                8,361         1,649
                                                      ----------    ----------

     Total operating expenses                            292,765       171,306
                                                      ----------    ----------

Income before equity in earnings of unconsolidated
   affiliate, minority interest and income taxes          13,857         9,652
Equity in earnings of unconsolidated affiliate               107            --
                                                      ----------    ----------
Income before minority interest and income taxes          13,964         9,652
Minority interest                                           (303)       (1,331)
                                                      ----------    ----------
Income before income taxes                                13,661         8,321
Income taxes                                              (5,088)       (3,745)
                                                      ----------    ----------
Net income                                                 8,573         4,576
Preferred dividends                                       (2,021)       (1,543)
                                                      ----------    ----------
Net income available to common stockholders and
   members                                            $    6,552    $    3,033
                                                      ==========    ==========

        Net Income per common share:
        Basic                                         $     0.14            --
                                                      ==========
        Diluted                                       $     0.14            --
                                                      ==========

        Weighted average common shares outstanding:
        Basic                                         46,640,074            --
                                                      ==========
        Diluted                                       46,740,643            --
                                                      ==========

                                     -MORE-

HS Reports First Quarter Results
Page 9
May 10, 2006

                       HEALTHSPRING, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW INFORMATION
                 FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2006
                                 (IN THOUSANDS)
                                   (UNAUDITED)


Cash flows from operating activities:
     Net income                                                         $   8,573
     Adjustments to reconcile net income to
        net cash provide by Operating activities
         Depreciation and amortization                                      2,423
         Equity in earnings of unconsolidated affiliate                      (107)
         Minority Interest                                                    303
         PIK Interest                                                         116
         Stock-based compensation                                             851
         Deferred tax benefit                                              (4,170)
         Write off of deferred financing cost                               5,487
         Increase (decrease) in cash and cash equivalents due
             to changes in:
                 Accounts receivable                                      (12,747)
                 Prepaid expenses and other current assets                 (1,552)
                 Medical claims payable                                    17,123
                 Accounts payable, accrued expenses and other current
                    liabilities                                             6,120
                 Other long-term liabilities                                   (8)
                 Deferred revenue                                          87,059
                                                                        ---------
                 NET CASH PROVIDED BY OPERATING ACTIVITIES                109,471
                                                                        ---------

Cash flows from investing activities:
     Purchase of PPE                                                         (513)
     Purchase of investment securities                                     (2,600)
     Sale / maturity of investment securities                               2,165
     Purchase of restricted investments                                    (1,074)
                                                                        ---------
                 NET CASH USED IN INVESTING ACTIVITIES                     (2,022)
                                                                        ---------

Cash flows from financing activities:
     Payments on borrowings                                              (188,642)
     Proceeds from issuance of common stock                               188,897
     Funds received for the benefit of members                             46,922
     Purchase of treasury stock                                                (4)
                                                                        ---------
                 NET CASH PROVIDED BY FINANCING ACTIVITIES                 47,173
                                                                        ---------

                 Net increase in cash and cash equivalents                154,622

                 Cash and cash equivalents at beginning of period         110,085
                                                                        ---------

                 Cash and cash equivalents at end of period             $ 264,707
                                                                        =========

                                     -MORE-

HS Reports First Quarter Results
Page 10
May 10, 2006

                       HEALTHSPRING, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENT OF INCOME INFORMATION
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                       PREDECESSOR        HEALTHSPRING, INC.         COMBINED
                                                    ------------------    ------------------    ------------------
                                                        PERIOD FROM          PERIOD FROM
                                                    JANUARY 1, 2005 TO     MARCH 1, 2005 TO     THREE MONTHS ENDED
                                                    FEBRUARY 28, 2005       MARCH 31, 2005        MARCH 31, 2005
                                                    ------------------    ------------------    ------------------
Revenue:
Premium:
      Medicare premiums                             $           94,764    $           49,388    $          144,152
      Commercial premiums                                       20,704                10,252                30,956
                                                    ------------------    ------------------    ------------------

   Premium revenue                                             115,468                59,640               175,108
   Management fee revenue                                        3,461                 1,649                 5,110
   Investment income                                               461                   279                   740
                                                    ------------------    ------------------    ------------------

      Total revenue                                            119,390                61,568               180,958

Operating Expenses:
   Medical expenses                                             90,843                48,247               139,090
   Selling, general and administrative                          21,608                 7,784                29,392
   Depreciation and amortization                                   315                   860                 1,175
   Interest                                                         42                 1,607                 1,649
                                                    ------------------    ------------------    ------------------

      Total operating expenses                                 112,808                58,498               171,306

Income before minority interest and income
   taxes                                                         6,582                 3,070                 9,652
Minority interest                                               (1,248)                  (83)               (1,331)
                                                    ------------------    ------------------    ------------------

Income before income taxes                                       5,334                 2,987                 8,321
Income tax expense                                              (2,628)               (1,117)               (3,745)
                                                    ------------------    ------------------    ------------------

Net income before preferred dividends                            2,706                 1,870                 4,576
Preferred dividends                                                 --                (1,543)               (1,543)
                                                    ------------------    ------------------    ------------------

Net income available to members and common
   stockholders                                     $            2,706    $              327    $            3,033
                                                    ==================    ==================    ==================

                                     -END-